                             Joint Filer Information

Name of Joint Filer:  John T. Kim, as Co-trustee of the Allyson Lee Kim Trust of
                      10/15/01

Address:              1345 Enterprise Drive
                      West Chester, Pennsylvania 19380

Designated Filer:     Susan Y. Kim

Issuer & Ticker
Symbol:               Amkor  Technology,  Inc. (AMKR) (NASDAQ National Market
                      System)

Date of Event
Requiring Statement:  May 6, 2004

Signature:            /s/Memma S. Kilgannon              Date:  May 17, 2004
                      Memma S. Kilgannon
                      As Attorney-in-Fact for John T. Kim, in his
                      capacity listed above (power of attorney previously filed
                      December 11, 1998)

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